Exhibit 99.1

PARKWAY PROPERTIES, INC.                   FOR FURTHER INFORMATION:
188 E. Capitol Street, Suite 1000          Steven G. Rogers
Jackson, MS 39201-2195                       President & Chief Executive Officer
www.pky.com                                William R. Flatt
(601) 948-4091                               Chief Financial Officer

           PARKWAY PROPERTIES, INC. REPORTS 2006 FIRST QUARTER RESULTS

JACKSON, MISSISSIPPI - May 1, 2006 - Parkway Properties, Inc. (NYSE:PKY) today announced results for its first quarter ended March 31, 2006.

CONSOLIDATED FINANCIAL RESULTS

     o Funds from operations ("FFO") applicable to common shareholders totaled $13.6 million ($.94 per diluted share) for the three months ended March 31, 2006 compared to $15.8 million ($1.10 per diluted share) for the three months ended March 31, 2005 and $14.3 million ($.99 per diluted share) for the three months ended December 31, 2005.

THE FOLLOWING ITEMS CONTRIBUTED TO QUARTERLY FFO:    1Q06       1Q05       4Q05
-------------------------------------------------   -------    -------    -------
Lease termination fees                              $   230    $   337    $ 1,075
Straight line rent                                    1,558      1,538        903
Amortization of above market rent                      (409)      (584)      (569)
Incentive fee on 233 North Michigan                       -        360          -
Prepayment expense on extinguishment of debt              -          -        781

Average occupancy during the quarter                   89.0%      91.3%      89.9%

     o Funds available for distribution ("FAD") totaled $6.4 million for the three months ended March 31, 2006 compared to $8.9 million for the three months ended March 31, 2005 and $8.8 million for the three months ended December 31, 2005.

     o Net loss available to common shareholders for the three months ended March 31, 2006 was $46,000 ($.00 per diluted share) compared to net income available to common shareholders of $4.5 million ($.32 per diluted share) for the three months ended March 31, 2005 and $166,000 ($.01 per diluted share) for the three months ended December 31, 2005.

ASSET RECYCLING

     o On March 7, 2006, Parkway, through affiliated entities, purchased for $1.4 million the limited partner's interest in Moore Building Associates, LP, which owns the Toyota Center in downtown Memphis, Tennessee. This raises Parkway's total effective ownership interest in this asset to 75.025%.

     o On April 28, 2006, the Company announced the signing of an agreement to purchase One Illinois Center, located at 111 E. Wacker Drive in Chicago, Illinois for $198 million plus $17.3 million in closing costs, anticipated capital expenditures and leasing commissions in the first two years of ownership for a total investment of $215.3 million. Details of this agreement are included in the April 28, 2006 press release.

     o The Company and its joint venture partner have signed an agreement to sell the Viad Building in Phoenix, Arizona for $105.75 million. The buyer will be assuming mortgage debt of $50 million in the sale. The Company expects to receive cash proceeds from the sale of approximately $20.4 million. The sale is expected to produce a gain to Parkway of approximately $13 million. Upon occurrence of this sale, the Company will recognize an additional management fee and incentive fee of approximately $4.5 million as a result of the economic returns generated above an IRR hurdle rate achieved over the life of the Viad joint venture and will incur $244,000 in costs associated with the loan transfer. The incentive and management fee net of the loan transfer fees will be included in FFO ($.28 per diluted share). The closing, which is subject to the completion of customary due diligence procedures, is expected to close in the second quarter of 2006. There can be no assurances that conditions of the agreement will be satisfied, or if satisfied that such closing will occur.

OPERATIONS AND LEASING

     o Parkway's customer retention rate for the three months ending March 31, 2006 was 77.4% compared to 56.5% for the three months ending December 31, 2005 and 72.2% for the three months ending March 31, 2005.

     o As of April 1, 2006, occupancy of the office portfolio was 89.4% compared to 88.9% as of January 1, 2006 and 90.6% as of April 1, 2005. Not included in the April 1, 2006 occupancy rate are 28 signed leases totaling 231,000 square feet, which commence during the second through third quarters of 2006. Including these leases, the portfolio is 91.3% leased as of April 10, 2006. Average occupancy for the first quarter was 89.0%, which is consistent with the Company's earnings guidance provided at the beginning of the year. This compares to average occupancy for the first quarter of 2005 of 91.3% and for the fourth quarter of 2005 of 89.9%.

     o During the three months ending March 31, 2006, 89 leases were renewed or expanded on 517,000 rentable square feet at an average rental rate decrease of 7.5% on a cash basis and a cost of $.97 per square foot per year of the lease term in committed tenant improvements and leasing commissions ("leasing costs"). Included in renewal and expansion statistics is the 218,000 square foot lease with Morgan Keegan and Company at the Morgan Keegan Tower in downtown Memphis, TN. Excluding the Morgan Keegan lease, the average rental rate on renewals and expansion increased 2.5% on a cash basis and cost $2.54 per square foot per year of leasing costs.

     o During the quarter, 47 new leases were signed on 185,000 rentable square feet at a cost of $3.45 per square foot per year of the lease term in committed leasing costs.

     o Same store assets produced a decrease in net operating income ("NOI") of $2.3 million or 10.7% for the three months ended March 31, 2006 compared to the same period of the prior year. Same store NOI includes $186,000 in lease termination income for the three months ended March 31, 2006 compared to $301,000 for the three months ended March 31, 2005. The primary reasons for the decline in same store NOI are a decrease in same store occupancy from 90.1% to 88.6% from March 31, 2005 to March 31, 2006, an increase in utility costs and an increase in repair and maintenance costs.

CAPITAL MARKETS AND FINANCING

     o The Company's previously announced cash dividend of $.65 per share for the quarter ended March 31, 2006 represents a payout of approximately 69.4% of FFO per diluted share. The first quarter dividend was paid on March 28, 2006 and equates to an annualized dividend of $2.60 per share, a yield of 6.6% on the closing stock price on April 28, 2006 of $39.60. This dividend is the 78th consecutive quarterly distribution to Parkway's shareholders of common stock.

     o As of March 31, 2006 the Company's debt-to-total market capitalization ratio was 48.5% based on a stock price of $43.68 compared to 49.6% as of December 31, 2005 based on a stock price of $40.14 and 45.5% as of March 31, 2005 based on a stock price of $46.70.

     o On April 27, 2006 the Company closed a new $200 million credit facility led by Wachovia Bank and syndicated to nine other banks. This line replaces the existing $190 million revolver, which was to mature February 2007. The facility is comprised of a $60 million term loan maturing in April 2011 and a $140 million revolving loan maturing in April 2010. The interest rate on the $200 million line is based on LIBOR plus 80 to 130 basis points, depending upon overall Company leverage. The Company paid a facility fee of $200,000 (10 basis points) and origination fees of $688,000 (34.4 basis points) upon closing of the loan agreement. Additionally, the Company pays an annual administration fee of $35,000 and fees on the unused portion of the revolver ranging between 12.5 and 20 basis points based upon overall Company leverage. This new line affords the Company greater financial flexibility and lower interest cost.

     o On February 9, 2006, the Company announced that its Board of Directors had authorized the repurchase of up to 1 million shares of outstanding common stock through August 2006. No purchases have been made under the authorization through May 1, 2006.

OUTLOOK FOR 2006

The Company is forecasting FFO per diluted share of $4.05 to $4.25 and earnings per diluted share ("EPS") of $1.10 to $1.30 for 2006. The reconciliation of forecasted earnings per diluted share to forecasted FFO per diluted share is as follows:

GUIDANCE FOR 2006                                                  RANGE
---------------------------------------------------------   --------------------
Fully diluted EPS                                              $1.10 - $1.30
Plus:  Real estate depreciation and amortization               $3.85 - $3.87
Plus:  Diluted share adjustment for convertible preferred      $0.10 - $0.09
Plus:  Depreciation on unconsolidated joint ventures           $0.05 - $0.05
Less:  Gain on unconsolidated joint ventures                  ($0.86 - $0.87)
Less:  Minority interest depreciation and amortization        ($0.15 - $0.15)
Less:  Gain on sale of real estate                            ($0.04 - $0.04)

Fully diluted FFO per share                                    $4.05 - $4.25

Earnings guidance is based on the following information which has been updated from February's assumptions:

          o Occupancy for 2006 is projected in the range of 89% to 93%, with the average occupancy for the second, third and fourth quarter projected to be 90%, 92% and 93%, respectively.

          o Utility costs are projected to increase 11% across the portfolio in 2006 compared to 2005. The Company projects that 50% of this increase will be billed to and collected from customers.

          o Annual same store net operating income is projected to decrease in the range of zero to 4% over the remainder of 2006.

          o Average interest rate of 6.375% is projected on non-hedged, floating rate debt for the remainder of 2006.

          o The purchase of One Illinois Center located at 111 E. Wacker in Chicago for $198 million is projected for July 1, 2006. This acquisition will be funded with mortgage debt and bank lines of credit. The purchase of One Illinois Center is projected to increase FFO by $.06 per diluted share in 2006. One asset sale is projected June 1, 2006 for $15.5 million at an estimated gain of $600,000.

          o The sale of the Viad joint venture for $105.75 million is assumed for the second quarter of 2006. Parkway's share of the gain on this sale is approximately $13 million. In connection with the sale, Parkway will receive a total of $4.5 million in management and incentive fees and will incur $244,000 in loan transfer costs, which will be included in FFO.

          o The Company intends to sell a 70% to 75% joint venture interest in 233 North Michigan Avenue and 111 E. Wacker and anticipates completing a joint venture in 2006. The financial impact of completing this joint venture has not been included in the earnings guidance for 2006.

          o Investments on behalf of the discretionary fund are projected throughout the year totaling $174 million at an average acquisition cap rate of 7%. Acquisitions to be funded 60% with first mortgage debt and 40% with equity contributions from partners. Parkway's equity contributions will be funded with bank lines of credit and proceeds from sales transactions.

          o Actual and projected lease termination fees total $500,000 for 2006 compared to $2.1 million in 2005. Total management and incentive fees of $4.5 million are projected to be earned on the sale of the Viad joint venture in 2006 compared to $1.3 million in acquisition and incentive fees earned in 2005.

GEAR UP

On January 1, 2006, the Company initiated a new operating plan that will be referred to as the "GEAR UP" Plan. At the heart of the GEAR UP Plan are Great People transforming Parkway through Equity Opportunities and Asset Recycling from an owner-operator to an operator-owner. Our long-standing commitment to Retain our Customers and provide an Uncompromising Focus on Operations remains steadfast. We believe that by accomplishing these goals we can deliver excellent Performance to our shareholders. Performance for the GEAR UP Plan will be measured as the sum of adjusted funds available for distribution, as defined by the Company, cumulative over the three years of the plan. The goal for cumulative adjusted funds available for distribution is $7.18 per diluted share.

Steven G. Rogers, President and Chief Executive Officer stated, "Our first quarter was extremely active on all fronts. Leasing activity picked up and we are now raising rents in several markets. Our planned acquisition of 111 E. Wacker in Chicago, when combined with 233 North Michigan Avenue, will give us significant institutional quality investment which is eminently joint venturable. As we move to an operator-owner through asset recycling and using private equity, funds and joint ventures, we will see a gradual evolution of Parkway. We have already begun the strategic shift and are pleased to report this progress."

ADDITIONAL INFORMATION

The Company will conduct a conference call to discuss the results of its first quarter operations on Tuesday, May 2, 2006, at 12:00 p.m. ET. The number for the conference call is 800-289-0518. A taped replay of the call can be accessed 24 hours a day through May 12, 2006 by dialing 888-203-1112 and using the pass code of 7863415. An audio replay will be archived and indexed in the investor relations section of the Company's website at www.pky.com. A copy of the Company's 2006 first quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "1Q Call" icon. By clicking on topics in the left margin, you can follow visual representations of the presentation.

Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's first quarter 2006 Supplemental Operating and Financial Data, which includes a reconciliation of GAAP to Non-GAAP financial measures, is available on the Company's website.

ABOUT PARKWAY PROPERTIES

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the operation, acquisition, ownership, management, and leasing of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 66 office properties located in 11 states with an aggregate of approximately 12,229,000 square feet of leasable space as of May 1, 2006. The Company also offers fee-based real estate services through its wholly owned subsidiary, Parkway Realty Services, to its owned properties and to its third party and minority interest properties.

Certain statements in this release that are not in the present tense or discuss the Company's expectations (including the use of the words anticipate, forecast or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership of real property; and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

                            PARKWAY PROPERTIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                      MARCH 31     DECEMBER 31
                                                        2006          2005
                                                     -----------   -----------
                                                     (Unaudited)
ASSETS
Real estate related investments:
  Office and parking properties                      $ 1,224,090   $ 1,220,565
  Accumulated depreciation                              (190,132)     (179,636)
                                                     -----------   -----------
                                                       1,033,958     1,040,929

  Land available for sale                                  1,467         1,467
  Investment in unconsolidated joint ventures             12,995        12,942
                                                     -----------   -----------
                                                       1,048,420     1,055,338

Rents receivable and other assets                         66,359        69,480
Intangible assets, net                                    57,730        60,161
Cash and cash equivalents                                  8,001         3,363
                                                     -----------   -----------
                                                     $ 1,180,510   $ 1,188,342
                                                     ===========   ===========
LIABILITIES
Notes payable to banks                               $   164,294   $   150,371
Mortgage notes payable                                   479,676       483,270
Accounts payable and other liabilities                    49,779        56,628
Subsidiary redeemable preferred membership
interests                                                 10,741        10,741
                                                     -----------   -----------
                                                         704,490       701,010
                                                     -----------   -----------
MINORITY INTEREST
Minority Interest - unit holders                              37            38
Minority Interest - real estate partnerships               9,337        12,778
                                                     -----------   -----------
                                                           9,374        12,816
                                                     -----------   -----------
STOCKHOLDERS' EQUITY
8.34% Series B Cumulative Convertible Preferred
 stock, $.001 par value, 2,142,857 shares
 authorized, 803,499 shares issued and outstanding        28,122        28,122
 8.00% Series D Preferred stock, $.001 par value,
 2,400,000 shares authorized, issued and
 outstanding                                              57,976        57,976
Common stock, $.001 par value, 65,457,143 shares
 authorized, 14,184,048 and 14,167,292 shares
 issued and outstanding in 2006 and 2005,
 respectively                                                 14            14
Common stock held in trust, at cost, 118,000 and
 124,000 shares in 2006 and 2005, respectively            (3,995)       (4,198)
Additional paid-in capital                               387,607       389,971
Unearned compensation                                         --        (3,101)
Accumulated other comprehensive income                     1,262           826
Retained earnings                                         (4,340)        4,906
                                                     -----------   -----------
                                                         466,646       474,516
                                                     -----------   -----------
                                                     $ 1,180,510   $ 1,188,342
                                                     ===========   ===========

                            PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                        THREE MONTHS ENDED
                                                             MARCH 31
                                                     -------------------------
                                                        2006          2005
                                                     -----------   -----------
                                                            (Unaudited)
REVENUES
Income from office and parking properties            $    49,697   $    46,589
Management company income                                    362         1,051
Other income                                                  19           135
                                                     -----------   -----------
                                                          50,078        47,775
                                                     -----------   -----------
EXPENSES
Office and parking properties:
  Operating expense                                       24,155        20,934
  Interest expense:
    Contractual                                            6,810         6,445
    Subsidiary redeemable preferred
     membership interests                                    185           185
    Amortization of loan costs                               162           148
  Depreciation and amortization                           13,726        11,144
Operating expense for other real estate properties             1             1
Interest expense on bank notes:
  Contractual                                              2,149         1,081
  Amortization of loan costs                                 120           124
Management company expenses                                  375           235
General and administrative                                 1,146         1,718
                                                     -----------   -----------
                                                          48,829        42,015
                                                     -----------   -----------
Income before equity in earnings, minority
 interest and discontinued operations                      1,249         5,760

Equity in earnings of unconsolidated joint
 ventures                                                    410           515
Minority interest - unit holders                              --            (1)
Minority interest - real estate partnerships                  80          (305)
                                                     -----------   -----------
Income before discontinued operations                      1,739         5,969

Discontinued operations:
  Income from discontinued operations                          2           307
                                                     -----------   -----------
Net income                                                 1,741         6,276

Dividends on preferred stock                              (1,200)       (1,200)
Dividends on convertible preferred stock                    (587)         (587)
                                                     -----------   -----------
Net income (loss) available to common stockholders   $       (46)  $     4,489
                                                     ===========   ===========
Net income per common share:
Basic:
  Income from continuing operations                  $        --   $      0.30
  Discontinued operations                                     --          0.02
                                                     -----------   -----------
  Net income                                         $        --   $      0.32
                                                     ===========   ===========
Diluted:
  Income from continuing operations                  $        --   $      0.30
  Discontinued operations                                     --          0.02
                                                     -----------   -----------
  Net income                                         $        --   $      0.32
                                                     ===========   ===========
Dividends per common share                           $      0.65   $      0.65
                                                     ===========   ===========
Weighted average shares outstanding:
  Basic                                                   14,049        13,907
                                                     ===========   ===========
  Diluted                                                 14,231        14,095
                                                     ===========   ===========

                            PARKWAY PROPERTIES, INC.
                   RECONCILIATION OF FUNDS FROM OPERATIONS AND
                 FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                      (In thousands, except per share data)

                                                         THREE MONTHS ENDED
                                                              MARCH 31
                                                     -------------------------
                                                        2006          2005
                                                     -----------   -----------
                                                             (Unaudited)

NET INCOME                                           $     1,741   $     6,276

ADJUSTMENTS TO NET INCOME:
    Preferred Dividends                                   (1,200)       (1,200)
    Convertible Preferred Dividends                         (587)         (587)
    Depreciation and Amortization                         13,726        11,144
    Depreciation and Amortization - Discontinued
     Operations                                               --           130
    Minority Interest Depreciation and
     Amortization                                           (410)         (233)
    Adjustments for Unconsolidated Joint Ventures            289           283
    Minority Interest - Unit Holders                          --             1
                                                     -----------   -----------
Funds from operations applicable to common
 shareholders (1)                                    $    13,559   $    15,814
                                                     ===========   ===========
FUNDS AVAILABLE FOR DISTRIBUTION
    Funds From Operations Applicable to Common
     Shareholders                                    $    13,559   $    15,814
    Add (Deduct) :
    Adjustments for Unconsolidated Joint Ventures           (466)         (175)
    Adjustments for Minority Interest in Real
     Estate Partnerships                                      45            37
    Straight-line Rents                                   (1,558)       (1,518)
    Straight-line Rents - Discontinued Operations             --           (20)
    Amortization of Above/Below Market Leases                409           584
    Amortization of Nonvested Shares and Share
     Equivalents                                             147           211
    Capital Expenditures:
      Building Improvements                               (1,207)       (1,529)
      Tenant Improvements - New Leases                    (1,714)       (2,576)
      Tenant Improvements - Renewal Leases                (1,674)       (1,208)
      Leasing Costs - New Leases                            (262)         (408)
      Leasing Costs - Renewal Leases                        (928)         (336)
                                                     -----------   -----------
Funds Available for Distribution (1)                 $     6,351   $     8,876
                                                     ===========   ===========
DILUTED PER COMMON SHARE/UNIT INFORMATION (**)
    FFO per share                                    $      0.94   $      1.10
    Dividends paid                                   $      0.65   $      0.65
    Dividend payout ratio for FFO                          69.09%        59.05%
    Weighted average shares/units outstanding             15,036        14,900

OTHER SUPPLEMENTAL INFORMATION
    Upgrades on Acquisitions                         $     1,525   $     1,485

**Information for Diluted Computations:
    Convertible Preferred Dividends                  $       587   $       587
    Basic Common Shares/Units Outstanding                 14,050        13,908
    Convertible Preferred Shares Outstanding                 803           803
    Dilutive Effect of Other Share Equivalents               183           189


(1) Funds from operations ("FFO") applicable to common shareholders and funds available for distribution ("FAD") are included herein because we believe that these measures are helpful to investors and our management as measures of the performance of an equity REIT. These measures, along with cash flow from operating, financing and investing activities, provide investors with an indication of our ability to incur and service debt, to pay dividends, to make capital expenditures and to fund other cash needs.

     Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

     There is not a standard definition established for FAD. Therefore, our measure of FAD may not be comparable to FAD reported by other REITs. We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases and straight line rent adjustments, and reduced by non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

                            PARKWAY PROPERTIES, INC.
                    CALCULATION OF EBITDA AND COVERAGE RATIOS
               FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                                 (In thousands)

                                                        THREE MONTHS ENDED
                                                              MARCH 31
                                                     -------------------------
                                                        2006           2005
                                                     -----------   -----------
                                                            (Unaudited)

Net Income                                           $     1,741   $     6,276

ADJUSTMENTS TO NET INCOME:
  Interest Expense                                         9,144         7,711
  Amortization of Financing Costs                            282           272
  Depreciation and Amortization                           13,726        11,274
  Amortization of Nonvested Shares and Share
   Equivalents                                               147           211
  Tax Expenses                                                --            28
  EBITDA Adjustments - Unconsolidated Joint
   Ventures                                                  697           692
  EBITDA Adjustments - Minority Interest in Real
   Estate Partnerships                                      (782)         (590)
                                                     -----------   -----------
EBITDA (1)                                           $    24,955   $    25,874
                                                     ===========   ===========
INTEREST COVERAGE RATIO:
EBITDA                                               $    24,955   $    25,874
                                                     ===========   ===========
Interest Expense:
  Interest Expense                                   $     9,144   $     7,711
  Capitalized Interest                                        --           104
  Interest Expense - Unconsolidated Joint Ventures           380           366
  Interest Expense - Minority Interest in Real
   Estate Partnerships                                      (360)         (351)
                                                     -----------   -----------
Total Interest Expense                               $     9,164   $     7,830
                                                     ===========   ===========
Interest Coverage Ratio                                     2.72          3.30
                                                     ===========   ===========
FIXED CHARGE COVERAGE RATIO:
EBITDA                                               $    24,955   $    25,874
                                                     ===========   ===========
Fixed Charges:
  Interest Expense                                   $     9,164   $     7,830
  Preferred Dividends                                      1,787         1,787
  Preferred Distributions - Unconsolidated Joint
   Ventures                                                   --            21
  Principal Payments (Excluding Early
   Extinguishment of Debt)                                 3,594         4,211
  Principal Payments - Unconsolidated Joint
   Ventures                                                   11            68
  Principal Payments - Minority Interest in Real
   Estate Partnerships                                      (118)         (186)
                                                     -----------   -----------
Total Fixed Charges                                  $    14,438   $    13,731
                                                     ===========   ===========
Fixed Charge Coverage Ratio                                 1.73          1.88
                                                     ===========   ===========
MODIFIED FIXED CHARGE COVERAGE RATIO:
EBITDA                                               $    24,955   $    25,874
                                                     ===========   ===========
Modified Fixed Charges:
  Interest Expense                                   $     9,164   $     7,830
  Preferred Dividends                                      1,787         1,787
  Preferred Distributions - Unconsolidated Joint
   Ventures                                                   --            21
                                                     -----------   -----------
Total Modified Fixed Charges                         $    10,951   $     9,638
                                                     ===========   ===========
Modified Fixed Charge Coverage Ratio                        2.28          2.68
                                                     ===========   ===========

(1) EBITDA, a non-GAAP financial measure, means operating income before mortgage and other interest expense, income taxes, depreciation and amortization. We believe that EBITDA is useful to investors and Parkway's management as an indication of the Company's ability to service debt and pay cash distributions. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

                            PARKWAY PROPERTIES, INC.
             NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
                   THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                (In thousands, except number of properties data)

                                                               NET OPERATING INCOME      OCCUPANCY
                                                             -----------------------    ------------
                             NUMBER OF     PERCENTAGE
                            PROPERTIES   OF PORTFOLIO (1)       2006        2005        2006    2005
                            --------------------------------------------------------    ------------
Same store properties (2)           52              74.51%   $   19,031   $   21,321    88.6%   90.1%
2005 acquisitions                    7              25.48%        6,509        3,651    90.5%    N/A
Assets sold                         --               0.01%            2          683     N/A     N/A
                            --------------------------------------------------------
Net operating income from
 office and parking
 properties                         59             100.00%   $   25,542   $   25,655
                            --------------------------------------------------------

(1)  Percentage of portfolio based on 2006 net operating income.

(2) Parkway defines Same Store Properties as those properties that were owned for the entire three-month periods ended March 31, 2006 and 2005 and excludes properties classified as discontinued operations. Same Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets. The following table is a reconciliation of net income to SSNOI:

                                                        THREE MONTHS ENDED
                                                             MARCH 31
                                                     -------------------------
                                                        2006          2005
                                                     -------------------------
Net income                                           $     1,741   $     6,276
Add (deduct):
Interest expense                                           9,426         7,983
Depreciation and amortization                             13,726        11,144
Operating expense for other real estate properties             1             1
Management company expenses                                  375           235
General and administrative expenses                        1,146         1,718
Equity in earnings of unconsolidated joint
 ventures                                                   (410)         (515)
Minority interest - unit holders                              --             1
Minority interest - real estate partnerships                 (80)          305
Income from discontinued operations                           (2)         (307)
Management company income                                   (362)       (1,051)
Other income                                                 (19)         (135)
                                                     -----------   -----------
Net operating income from office and parking
 properties                                               25,542        25,655
Less:  Net operating income from non same store
 properties                                               (6,511)       (4,334)
                                                     -----------   -----------
Same store net operating income                      $    19,031   $    21,321
                                                     -----------   -----------

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